Exhibit 99.1

3240 S. Central Avenue Cicero, IL 60804 FOR IMMEDIATE RELEASE

NEWS RELEASE

Broadwind Energy Adopts Shareholder Rights Plan to Protect Net Operating Loss Carryforward Assets

CICERO, Ill., February 13, 2013—Broadwind Energy, Inc. (NASDAQ: BWEN) announced today that its Board of Directors has adopted a Net Operating Loss (NOL) Shareholder Rights Plan (the “Rights Plan”) designed to preserve its substantial tax assets associated with net operating loss carryforwards (“NOLs”) under Section 382 of the Internal Revenue Code.

Pursuant to U.S. federal income tax rules, Broadwind’s use of certain tax assets could be substantially limited if the Company experiences an “ownership change” (as defined in Section 382 of the Internal Revenue Code). In general, an ownership change occurs if there is a cumulative change in Broadwind’s ownership by “5 percent shareholders” that increases by more than 50 percent over the lowest percentage owned by such shareholders at any time during the prior three years on a rolling basis. The Company noted that the Rights Plan is designed to serve the interests of all shareholders by helping to protect the Company’s ability to use its deferred tax assets to offset future tax liabilities and is similar to plans adopted by many other public companies with significant tax attributes. Broadwind intends to submit the Rights Plan for shareholder approval at its 2013 Annual Meeting of Shareholders.

In connection with the adoption of the Rights Plan, the Board of Directors has declared a non-taxable dividend of one preferred share purchase right (a “Right”) for each outstanding share of Broadwind common stock to the Company’s shareholders of record as of the close of business on February 22, 2013. After the Rights Plan takes effect, any person or group that acquires beneficial ownership of 4.9% or more of the Company’s common stock without Board approval would be subject to significant dilution in the ownership interest of that person or group. Shareholders who currently own 4.9% or more of the outstanding shares of Broadwind common stock will not trigger the preferred share purchase rights unless they acquire additional shares.

The Rights will expire on the earliest of (i) the close of business on February 22, 2016 (unless that date is advanced or extended by the Board), (ii) the time at which the Rights are redeemed or exchanged under the Rights Plan, (iii) the repeal of Section 382 or any successor statute and the Board’s determination that the Rights Plan is no longer necessary for the preservation of the Company’s NOLs, (iv) the beginning of a taxable year of the Company to which the Board determines that no NOLs may be carried forward, or (v) the failure to obtain shareholder approval of the Rights Plan at Broadwind’s 2013 Annual Meeting of Shareholders.

The issuance of the Rights will not affect Broadwind’s reported earnings per share, nor is it taxable to Broadwind or its shareholders.

Additional information regarding the Rights Plan will be contained in a Form 8-K and in a Registration Statement on Form 8-A that Broadwind is filing with the Securities and Exchange Commission.

About Broadwind Energy
Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers, to comprehensive remanufacturing of gearboxes and blades, to operations and maintenance services and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the U.S., Broadwind Energy’s talented team of 800 employees is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements
This release includes various forward-looking statements related to future, not past, events. Statements in this release that are not historical are forward-looking statements. These statements are based on current expectations and we undertake no obligation to update these statements to reflect events or circumstances occurring after this release.  Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: expectations regarding our business, end-markets, relationships with customers and our ability to diversify our customer base; the impact of competition and economic volatility on many of the industries in which we compete; our ability to realize revenue from customer orders and backlog; the impact of regulation on our end-markets, including the wind energy industry in particular; the sufficiency of our liquidity and working-capital; our restructuring plans and the associated cost-savings; our ability to preserve and utilize our tax net operating loss carry-forwards; and other risks and uncertainties described in our filings with the Securities and Exchange Commission.

INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com